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                                                                    Exhibit 11.1


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


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


                                                                              Three Months Ended December 31,
                                                            --------------------------------------------------------------------
                                                                       1996                                    1995
                                                            -----------------------------         ------------------------------
                                                                                Fully                                   Fully
                                                              Primary          Diluted               Primary           Diluted
                                                              -------          -------               -------           -------

     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

                 Stock, net                                     6,693,646        6,693,646             6,693,646         6,693,646
                 Purchase of treasury stock (weighted)             (1,865)          (1,865)                -                 -
                                                             ------------     ------------           -----------        ----------
                                                                6,691,781        6,691,781             6,693,646         6,693,646

    II.  Weighted Equivalent Shares:

                Assumed options and warrants exercised             25,696           36,928                18,095            23,397
                                                             ------------     ------------           -----------        ----------

   III.  Weighted Average Shares and Equivalent Shares          6,717,477        6,728,709             6,711,741         6,717,043
                                                             ============     ============           ===========        ==========

    IV.  Net Income                                          $      2,236     $      2,236           $     5,494        $    5,494
                                                             ============     ============           ===========        ==========

     V.  Net Income Per Share                                $        .33     $        .33           $       .82        $      .82
                                                             ============     ============           ===========        ==========


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